Exhibit 99.1

Autoliv Completes Acquisition of MACOM Automotive Solutions Business

(Stockholm, Sweden, August 17, 2015) – – – Autoliv, Inc. (NYSE: ALV and SSE: ALIVsdb), the worldwide leader in automotive safety systems today announced that it has completed the previously announced acquisition of the automotive business of M/A-COM Technology Solutions Holdings, Inc. (NASDAQ: MTSI) (MACOM).

The purchase price for MACOM’s “Automotive Solutions” business is approximately $100 million in cash, plus up to an additional $30 million in cash based on achievement of revenue-based earn-out targets through 2019. In addition, MACOM has agreed to perform consulting services for Autoliv over a 2-year period for up to $15 million in fees.

Autoliv expects to have this acquisition fully integrated in Autoliv facilities in Lowell, MA before the end of 2015 and plans to disclose more details on the technology and business in connection with the upcoming Capital Markets Day on October 1-2, 2015.

Inquiries:

Ray Pekar, Vice President Investor Relations Americas.	Tel +1 248 475 0427
Thomas Jönsson, Group Vice President Communications.	Tel +46 (0)8 58 72 06 27

About Autoliv

Autoliv, Inc., the worldwide leader in automotive safety systems, develops and manufactures automotive safety systems for all major automotive manufacturers in the world. Together with its joint ventures, Autoliv has close to 80 facilities with more than 60,000 employees in 28 countries. In addition, the Company has ten technical centers in nine countries around the world, with 20 test tracks, more than any other automotive safety supplier.Sales in 2014 amounted to US $9.2 billion. The Company’s shares are listed on the New York Stock Exchange (NYSE: ALV) and its Swedish Depository Receipts on the OMX Nordic Exchange in Stockholm (ALIV sdb). For more information about Autoliv, please visit our company website at www.autoliv.com.

About MACOM

MACOM (http://www.macom.com/) is a leading supplier of high-performance analog RF, microwave, millimeterwave and photonic semiconductor products that enable next-generation Internet and modern battlefield applications. Recognized for its broad catalog portfolio of technologies and products, MACOM serves diverse markets, including high speed optical, satellite, radar, wired and wireless networks, industrial, medical, and mobile devices. A pillar of the semiconductor industry, MACOM thrives on more than 60 years of solving its customers’ most complex problems, serving as a true partner for applications ranging from RF to Light.

Headquartered in Lowell, Massachusetts, MACOM is certified to the ISO9001 international quality standard and ISO14001 environmental management standard. MACOM has design centers and sales offices throughout North America, Europe, Asia and Australia.

MACOM, M/A-COM, M/A-COM Technology Solutions, M/A-COM Tech, Partners in RF & Microwave, Partners from RF to Light, The First Name in Microwave and related logos are trademarks of MACOM. All other trademarks are the property of their respective owners.

Autoliv Inc.	Autoliv North America
World Trade Center	26545 American Drive
Klarabergsviadukten 70, section C6	Southfield, MI 48034, USA
P. O. Box 703 81, SE-107 24 Stockholm, Sweden	Tel +1 (248) 794 4537
Tel +46 (8) 58 72 06 27	e-mail: ray.pekar@autoliv.com
e-mail: thomas.jonsson@autoliv.com

Safe Harbor Statement

This report contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future, including closing of the acquisition, anticipated revenue of the acquired business and the anticipated product offering. All forward-looking statements are based upon our current expectations, various assumptions and data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements. The Company undertakes no obligation to update publicly or revise any forward-looking statements in light of new information or future events. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update any such statement.

Autoliv Inc.	Autoliv North America
World Trade Center	26545 American Drive
Klarabergsviadukten 70, section C6	Southfield, MI 48034, USA
P. O. Box 703 81, SE-107 24 Stockholm, Sweden	Tel +1 (248) 794 4537
Tel +46 (8) 58 72 06 27	e-mail: ray.pekar@autoliv.com
e-mail: thomas.jonsson@autoliv.com